AMENDMENT NO. 1 TO
                                    BYLAWS OF
                                    DIGICORP


         The undersigned, being the Chief Executive Officer and Secretary of Digicorp, a corporation existing under the laws of the State of Utah (the "Corporation"), do hereby certify as follows:

         ARTICLE III, Section 3 of the Corporation's Bylaws is hereby superceded and replaced as follows:

         "3. VACANCIES

         Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than an a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office."

         IN WITNESS WHEREOF, the foregoing Amendment No. 1 to the Bylaws of the Corporation were adopted and approved by the Board of Directors by unanimous written consent dated July 20, 2005.

                                                  DIGICORP


                                                  /s/ Milton Ault
                                                  -----------------------
                                                  Milton "Todd" Ault, III
                                                  Chief Executive Officer


                                                  /s/ Lynne Silverstein
                                                  -----------------------
                                                  Lynne Silverstein
                                                  Secretary